ZENITH ELECTRONICS CORPORATION
                     RESTRICTED STOCK AWARD AGREEMENT

	THIS AGREEMENT, entered into as of January 12, 1998 (the "Agreement Date"), by and between Jeffrey P. Gannon (the "Holder"), and Zenith Electronics Corporation, a Delaware corporation (the "Company");

WITNESSETH THAT:

	WHEREAS, pursuant to the terms of Exhibit 3 of the employment agreement between the Executive and the Company dated January 12, 1998
(the "Employment Agreement"), the Company is to grant 500,000 shares of Restricted Stock to the Executive, and the rights provided by this Agreement are in settlement of that obligation;

	NOW, THEREFORE, IT IS AGREED, by and between the Company and the Executive, as follows:

	  Award.

	1.1. Grant of Stock. The Company hereby grants to the Holder as of January 12, 1998 (the "Grant Date"), pursuant to the provisions of the Zenith Electronics Corporation Long-Term Equity Compensation Plan (the "Plan"), a restricted stock award (the "Award") of 500,000 shares of the Company's common stock, $1.00 par value ("Stock"), upon and subject to the restrictions, terms and conditions set forth below, and subject to the provisions of the Employment Agreement. Capitalized terms not defined herein shall have the meanings specified in the Plan.

	1.2. Award Subject to Acceptance of Agreement. The Award shall be subject to the Holder accepting this Agreement by executing it in the space provided below and returning it to the Company and executing and returning one or more irrevocable stock powers to facilitate the transfer to the Company (or its assignee or nominee) of all or a portion of the shares subject to the Award, if shares are forfeited pursuant to Section 4 or if required under applicable laws or regulations. As of the Grant Date, the Company shall cause to be issued in the Holder's name a stock certificate or certificates representing the total number of shares of Stock subject to the Award.

		Rights as a Stockholder.  The Holder shall have the right to vote the shares of Stock subject to the Award.  The Holder shall not be paid any dividends or other distribution (including, without limitation, any stock dividends or any shares pursuant to a stock split) with respect to the Award until the Holder has become vested in the shares.  At the time of vesting, the
Holder shall receive a cash payment equal to the aggregate cash dividends
(without interest) and other distribution(s) (without interest) that the Holder would have received if he had owned all of the shares in which he vested for the period beginning on the Grant Date and ending on the date of vesting.  The
Holder shall, if requested by the Company, execute and return one or more irrevocable stock powers with respect to such distributions for the period prior to vesting.  No dividends or other distributions shall be paid to the
Holder with respect to any shares of the Award that are forfeited by the Holder.

		Custody and Delivery of Certificates Representing Shares.  The Company
shall deposit the certificate or certificates representing the shares of
Stock subject to the Award in a bank designated by the Company until such
Award shall have vested, in whole or in part, pursuant to Section 4 and the company shall as soon thereafter as practicable, subject to Section 6.3, deliver the certificate or certificates for the vested shares to the Holder and destroy the stock power or powers relating to the vested shares.  If such stock power or powers also relate to unvested shares, the Company may require, as a condition precedent to delivery of any certificate pursuant to this
Section 3, the execution and delivery to the Company of one or more stock powers relating to such unvested shares.

		Restriction Period and Vesting. The Award shall vest in accordance with the provisions of the Employment Agreement relating to the Restricted Stock. The period beginning on the Grant Date and ending on the date of vesting or forfeiture (whichever is applicable) of the Restricted Stock is referred to as the "Restriction Period."

		Cancellation of Agreement. In the event that the Holder shall forfeit all or a portion of the shares of Stock subject to the Award, the Holder shall, upon the Company's request, promptly return this Agreement to the Company for full or partial cancellation, as the case may be. Such cancellation shall be effective regardless of whether the Holder returns this Agreement.

		Additional Terms and Conditions of Award.

	6.1.	Nontransferability of Award.  During the Restriction Period, the shares of Stock subject to the Award and not then vested may not be transferred by the Holder other than by will or the laws of descent and distribution.
Except to the extent permitted by the foregoing, during the Restriction
Period, the shares of Stock subject to the Award and not then vested may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process.  Upon any attempt to so sell, transfer, assign, pledge, hypothecate or encumber, or otherwise dispose of such shares, the Award shall immediately become null and void.

	6.2.	Investment Representation.  The Holder hereby represents and covenants that (a) any share of Stock acquired upon the vesting of the Award will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), unless such acquisition has been registered under the Securities Act and any applicable state securities law; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Holder shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of acquisition of any shares hereunder or (y) is true and correct as of the date of any sale of any such shares, as applicable.  As a further condition precedent to the delivery to the Holder of any shares subject to the Award, the Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance of the shares and, in connection therewith, shall execute any documents which the Board or any committee authorized by the Board shall in its sole discretion deem necessary or advisable.

	6.3.	Withholding Taxes.  (a) As a condition precedent to the
delivery to the Holder of any shares of Stock subject to the Award, the Holder shall, upon request by the Company, pay to the Company such amount as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the "Required Tax Payments") with respect to the Award. If the Holder shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Holder.

	(b)	The Holder may elect to satisfy his or her obligation to advance the
Required Tax Payments by any of the following means: (i) a cash payment to the Company, (ii) delivery to the Company of previously owned whole shares of Stock having a Fair Market Value, determined as of the date the obligation to withhold or pay taxes first arises in connection with the Award
(the "Tax Date"), equal to the Required Tax Payments, (iii) authorizing the
Company to withhold from the shares of Stock otherwise to be delivered to the
Holder pursuant to the Award, a number of whole shares of Stock having a Fair
Market Value, determined as of the Tax Date, equal to the Required Tax
Payments, (iv) a cash payment by a broker-dealer acceptable to the Company through whom the Holder has sold the shares with respect to which the Required
Tax Payments have arisen or (v) any combination of (i), (ii) and (iii).
Any fraction of a share of Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the Holder.  No certificate representing a share of Stock shall be delivered until the Required Tax Payments have been satisfied in full.

	6.4.	Adjustment.  In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Stock other than a regular cash dividend, the number and class of securities subject to the Award shall be appropriately adjusted by the Committee. If any adjustment would result in a fractional security being subject to the Award, the Company shall pay the Holder in connection with the vesting, if any, of such fractional security, an amount in cash determined by multiplying (i) such fraction (rounded to the nearest hundredth) by (ii) the Fair Market Value on the vesting date. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

	6.5.	Change in Control.  To the extent provided in the Employment Agreement, the Award shall vest upon the date, if any, of a Change in Control (as defined in the Employment Agreement).

	6.6.	Compliance with Applicable Law.  The Award is subject to
the condition that if the listing, registration or qualification of the shares subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the vesting or delivery of shares hereunder, the shares of Stock subject to the Award may not be delivered, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent or approval.

	6.7.	Delivery of Certificates.  Subject to Section 6.3, upon the vesting of the Award, in whole or in part, the Company shall deliver or cause to be delivered one or more certificates representing the number of vested shares.
The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in Section 6.3.

	6.8.	Award Confers No Rights to Continued Employment.  In no event shall the granting of the Award or its acceptance by the Holder give or be deemed to give the Holder any right to continued employment by the Company or any subsidiary or affiliate of the Company.

	6.9.	Decisions of Board or Committee.  The Board of Directors or the
Committee shall have the right to resolve all questions which may arise in connection with the Award. Any interpretation, determination or other action made or taken by the Board of Directors or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

	6.10. Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. The Holder hereby acknowledges receipt of a copy of the Plan.

		Miscellaneous Provisions.

	7.1.	Meaning of Certain Terms.

	(a)	As used herein, the term "vest" shall mean no longer subject to forfeiture and all rights hereunder shall be deemed to be vested.

	(b)	As used herein, employment by the Company shall include
employment by a corporation which is a "subsidiary corporation" of the Company, as such term is defined in section 424 of the Internal Revenue Code of 1986, as amended (the "Code"). References in this Agreement to sections of the Code shall be deemed to refer to any successor section of the Code or any successor internal revenue law.

	(c)	As used herein, the term "Fair Market Value" shall mean the closing transaction price of a share of Common Stock as reported in The Wall Street
Journal as New York Stock Exchange Composite Transactions for the date as of which such value is being determined or, if there shall be no reported transaction on such date, on the next preceding date for which a transaction was reported; provided that if Fair Market Value for any date cannot be determined as above provided, Fair Market Value shall be determined by the
Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

	7.2.	Successors.  This Agreement shall be binding upon and inure
to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Holder, acquire any rights hereunder in accordance with this Agreement or the Plan.

	7.3.	Notices.  All notices, requests or other communications
provided for in this Agreement shall be made, if to the Company, to Zenith Electronics Corporation, 1000 Milwaukee Avenue, Glenview, Illinois 60025-
2493, Attention: Treasurer, and if to the Holder, to the Holder's last known address set forth in the records of the Company, or such other address as shall be provided to the Company in writing by the Holder. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery to the party entitled thereto, (b) by facsimile with confirmation of receipt, (c) by mailing in the United States mails to the last known address of the party entitled thereto or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile transmission, or upon receipt by the party entitled thereto if by United
States mail or express courier service; provided, however, that if a notice, request or other communication is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

	7.4	Governing Law.  This Agreement, the Award and all
determinations made and actions taken pursuant hereto and thereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Illinois and construed in accordance therewith without giving effect to principles of conflicts of laws principles.

	7.5	Counterparts.  This Agreement may be executed in two
counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.


ZENITH ELECTRONICS CORPORATION



By:
_________________________________






Accepted this 19th day of
January, 1998.


_________________________


Holder: Jeffrey P. Gannon